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                                NETSILICON, INC.
                               1998 INCENTIVE AND
                         NON-QUALIFIED STOCK OPTION PLAN

         1. PURPOSES OF PLAN. The purposes of the NETsilicon, Inc.1998 Incentive and NonQualified Stock Option Plan (hereinafter referred to as the "Plan") are to provide to employees and consultants of NETsilicon, Inc. (hereinafter referred to as the "Corporation"), as well as employees and consultants subsidiary or parent corporations which may currently exist or be formed or acquired in the future, an opportunity for investment in the Corporation's common stock (hereinafter referred to as the "Shares"), as an inducement for such individuals to remain with the Corporation, and to encourage them to increase their efforts to make the Corporation's business more successful.

         2. EFFECTIVE DATE AND TERMINATION OF PLAN. The effective date of the Plan is August 24, 1998, the date on which the Plan was adopted by the Board of Directors of the Corporation. The Plan shall terminate on, and no option shall be granted hereunder, after August 24, 2008; provided, however, that the Board of Directors may at any time prior to that date terminate the Plan; and provided further that any option granted hereunder prior to the termination of the Plan shall remain exercisable in accordance with its terms as then in effect.

         3. ADMINISTRATION OF PLAN. The Plan shall be administered by the Board of Directors of the Corporation. The Board of Directors may, however, to the extent permissible under the Corporation's Articles of Organization, By-laws and applicable law, delegate any of its functions under this Plan to a committee of the Board of Directors or any other committee. Wherever in this Plan the term "Board of Directors" is used it shall be construed to mean such committee to the extent that the Board of Directors may have delegated any of its functions to said committee and only to the extent of any such delegation. The acts of a majority of the members present at any meeting of the Board of Directors at which a quorum is present, or acts approved in writing by a majority of the entire Board, shall be the acts of the Board of Directors for purposes of the Plan.

         4. ELIGIBILITY AND GRANT OF OPTIONS. Subject to the provisions of the Plan, the Board of Directors shall (i) authorize the granting of incentive stock options, non-qualified stock options or a combination of incentive stock options and non-qualified stock options (hereinafter collectively referred to as "options" unless otherwise stated); (ii) determine and designate from time to time those employees and consultants (from the group consisting of all employees and consultants) of the Company to whom options are to be granted and the number of Shares to be optioned to each employee; (iii) determine the number of Shares subject to each option; and (iv) determine the time or times when and the manner in which each option shall be exercisable and the duration of the exercise period. In determining the eligibility of an individual to receive an option, as well as in determining the number of Shares to be optioned to any individual, the Board of Directors shall consider the position and responsibilities of the employee or consultant, the nature and value to the Corporation, parent or subsidiary of his services and accomplishments, his present and potential contribution to the success of the Corporation, parent or subsidiary, and such other factors as the Board may deem relevant. To be eligible to receive an incentive stock option or non-qualified stock option an individual must be an employee of the Corporation, parent or subsidiary. A Director shall abstain from voting on the grant of any options to himself, his spouse, his children, grandchildren and parents. The grant of each option shall be







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confirmed by a Stock Option Agreement (in the form prescribed by the Board of
Directors) which shall be executed by the Corporation and the optionee as promptly as practicable after such grant. More than one option may be granted to an individual.

                  1. Incentive stock options shall be those options which satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended and which the Board of Directors has specifically identified as incentive stock options in the Stock Option Agreement executed by the Corporation and the optionee. In the case of incentive stock options, the aggregate fair market value, determined at the time incentive stock options are granted, of the stock with respect to which the incentive stock options are exercisable for the first time by such individual during any calendar year (under all such plans the Corporation may adopt) shall not exceed one hundred thousand dollars ($100,000.00). In the event that an incentive stock option granted pursuant to the terms of this Plan is granted to an employee who, prior to the grant, holds more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, its parent or a subsidiary ("10% shareholder") the option price under such grant shall be at least one hundred ten percent (110%) of the fair market value, and such option, by its terms, shall not be exercisable more than five (5) years from the date of grant.

                  2. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Corporation or any parent or subsidiary or interfere in any way with the right of the Corporation to terminate his employment at any time.

         5. NUMBER OF SHARES SUBJECT TO OPTIONS. The Board of Directors, prior to the time options under the Plan become exercisable, shall reserve for the purposes of the Plan a total of two million (2,000,000) Shares, which Shares may be either authorized and unissued Shares, or previously issued Shares held in the treasury of the Corporation, or both. Shares as to which an option granted under the Plan shall remain unexercised at the expiration or termination thereof, and Shares subject to options which are cancelled, may be the subject of the grant of further options. Shares reserved pursuant to this paragraph may be adjusted to reflect changes in the Corporation's capital structure as discussed in paragraph 19 hereof.

         6. OPTION PRICE. The option price per Share shall be determined in each case by the Board of Directors and shall not be less than one hundred percent (100%) (one hundred ten percent (110%) in the case of an incentive stock option granted to a ten percent (10%) Shareholder) of the fair market value thereof as determined by the Board by any reasonable method using market quotations on the date the option is granted.

         7. PERIOD OF OPTION AND WHEN EXERCISABLE. No option may be granted under this Plan whose exercise date is later than ten (10) years after the date of grant or five (5) years after the date of grant in the case of an incentive stock option granted to a ten percent (10%) Shareholder. Generally, an option may be exercised only by the optionee and subject to the rules set forth below only if, at all times during the period beginning on the date of the granting of such option and ending with the date of exercise of such option, the optionee is an employee or consultant of the Corporation, its parent or a subsidiary.







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                           i.       Except as otherwise provided herein, in the
                                    case of an employee who terminates
                                    employment, incentive stock options which are vested but unexercised as of the date of termination of employment must be exercised within three (3) months of termination. In the case of an employee who is discharged for cause, as determined in the sole discretion of the Board of Directors, all previously vested but unexercised options shall be forfeited immediately.

                           ii. In the case of an employee who dies during the three (3) month period discussed in (i) above, options which are vested but unexercised as of the date of termination of employment must be exercised within twelve
                                    (12) months of death.

                           iii. Options which are vested but unexercised as of the date of termination of employment due to death, must be exercised within twelve
                                    (12) months after the death of an optionee.

                           iv. In the event that the employee becomes disabled as defined in Section 22(e) (3) of the Internal Revenue code of 1986, as amended, options which are vested but unexercised as of the date of termination of employment due to disability must be exercised within twelve (12) months following the date of termination of the optionee's said employment.

                           v. In the event an optionee's employment is terminated for any reason (including but not limited to, voluntary or involuntary termination or termination resulting from the death or disability of the optionee), all unvested options shall be immediately forfeited.

         Notwithstanding the foregoing, options may not be exercised after the original five (5) or ten (10) year term, Options may be exercised on behalf of the estate of a former employee by the person or persons entitled to do so under the optionee's will or, if the optionee shall have failed to make testamentary disposition of such option or shall have died intestate, by the optionee's legal representative or representatives. Such person, persons, representative, or representatives are hereinafter referred to as the "Successors of an Optionee."

         8. VESTING. Options granted to a participant shall be exercisable in accordance with the following schedule unless the Board of Directors otherwise specifies at the time of grant:







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


                                                              Cumulative Percentage of Aggregate Number
                                                              of Shares of Stock Covered by an Option
         Exercise Period                                               which may be Exercised
         ---------------                                               ----------------------
Beginning on the one year anniversary
date from date of grant                                                          50%

Beginning on the second anniversary
date from date of grant                                                         100%*


         *less the number of Shares, if any, previously purchased under the option. Non-vested options shall be immediately forfeited upon the termination of employment for any reason. Vested options shall be forfeited upon the termination of employment as provided in paragraph 7 hereof.

Notwithstanding the foregoing, the Board of Directors or its designees shall have the right to grant options with shorter vesting schedules or which are immediately exercisable under the Plan.

         9. EXERCISE OF OPTIONS. Subject to Plan restrictions and vesting, an option may be exercised, and payment in full of the option price made, by an optionee only by written notice (in the form prescribed by the Board of Directors) to the Corporation specifying the number of Shares to be so purchased. Such notice shall state that the option price will be paid in full in cash (which in the discretion of the Board of Directors may be obtained through a loan from the Corporation or from a third party and guaranteed by the Corporation) or other property, in the discretion of the Corporation. If the Corporation accepts a request to pay in stock of the Corporation in satisfaction of the exercise price, the fair market value of said stock shall at least equal the option price, and, in the case of incentive stock options, prior to such acceptance the Corporation must be furnished with evidence that the acquisition of said stock and its transfer in payment of the option price satisfies the requirements of Section 422 of the Internal Revenue Code of 1986, as amended and other applicable law. As soon as practicable after receipt by the Corporation of such notice and of payment in full of the option price of all the Shares with respect to which an option has been exercised, a certificate or certificates representing such Shares shall be registered (subject to the provisions of paragraph 16 hereof) in the name of the optionee or the Successors of an Optionee as defined under this Plan and delivered to the optionee or to the Successors of an Optionee.

         10. MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the "Successor Corporation"). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 7 hereof for so long as the Optionee serves as an employee of the Successor Corporation. Following such assumption or substitution, if the Optionee's status as an employee is terminated other than upon a voluntary resignation by the Optionee, the Option shall become fully vested and exercisable in accordance with Section 7 above.







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                  1. If the Successor Corporation does not assume an outstanding
         Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

                  . For the purposes of this Section 10, an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

         11. EMPLOYER WITHHOLDING. In the case of non-qualified stock options, the Corporation shall be required to withhold additional income taxes attributable to that amount which is considered compensation includible in the optionee's gross income by reason of the exercise of such options. The Corporation in its discretion shall determine the method and amount of withholding.

         12. EXERCISE BV SUCCESSORS AND PAYMENT IN FULL. An option may be exercised, and payment in full of the option price made, by the Successors of an Optionee only by written notice (in the form prescribed by the Board of Directors) to the Corporation specifying the number of Shares to be purchased. Such notice shall state that the option price will be paid in full in cash (which in the discretion of the Board of Directors may be obtained through a loan from the Corporation or from a third party and guaranteed by the Corporation), property or stock of the Corporation in conformance with paragraph 9 hereof. As soon as practicable after receipt by the Corporation of such notice and of payment in full of the option price of all the Shares with respect to which an option has been exercised, a certificate or certificates representing such Shares shall be registered (subject to the provisions of paragraph 16 hereof) in the name or names of such Successors of an Optionee and shall be delivered to him.

         13. NON-TRANSFERABILITY OF OPTION. Each option granted under the Plan shall by its terms be nontransferable by the optionee except by will or the laws of descent and distribution of the state wherein the optionee is domiciled at the time of his death. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions, as the Administrator deems appropriate.







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         14. OTHER TERMS OF OPTION. Options granted pursuant to the Plan shall contain such terms, provisions, and conditions not inconsistent herewith as shall be determined by the Board of Directors.

         15. REGISTRATION OF CERTIFICATES. Certificates representing Shares may be registered either in the name of the Optionee or in the name or names of the Successors of an Optionee. Designation of the appropriate form of registration of certificates shall be made in the written notice given to the Corporation upon exercise of an option.

         16. LISTING AND REGISTRATION OF SHARES. If at any time the Board of Directors of the Corporation shall determine, in its discretion, that the listing, registration, or qualification of any of the Shares subject to options under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the granting of options or the purchase or issue of Shares thereunder, no further options may be granted and outstanding options may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Board of Directors shall have the authority to cause the Corporation at its expense to take any action related to the Plan which may be required in connection with such listing, registration, qualification, consent, or approval. The Board of Directors may require that any person exercising an option hereunder shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

         17. INTERPRETATION AND AMENDMENTS. The Board of Directors may make such rules and regulations and establish such procedure for the administration of the Plan as it deems ap propriate. In the event of any dispute or disagreements as to the interpretation of this Plan or of any rule, regulation, or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Board of Directors shall be final and binding upon all persons. The Board of Directors may amend this Plan as it shall deem advisable. However, in no event shall any such amendment adversely affect the rights of an optionee under any existing stock option agreement without the consent of such optionee. In addition, no amendment may, without further approval of the shareholders of the Company within twelve months before or after the date on which such amendment was adopted, (a) increase the total number of shares which may be made subject of options granted under the 1998 Plan, (b) change the manner of determining the option price, (c) change the criteria of determining which employees are eligible to receive options, (d) extend the period during which options may be granted or exercised, or (e) withdraw the administration of the 1998 Plan from the Board of Directors.

         18.      INDEMNIFICATION AND EXCULPATION.

                  1. Each person who is or shall have been a member of the Board of Directors shall be indemnified and held harmless by the Corporation against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be or become a party or in which he may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in






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         settlement thereof (with the Corporation's written approval) or paid by him in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment in favor of the Corporation based upon a finding of his lack of good faith; subject, however, to the condition that upon the institution of any claim, action, suit, or proceeding against him, he shall in writing give the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Corporation may have to indemnify him or hold him harmless.

                  2. Each member of the Board of Directors, and each officer and employee of the Corporation shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than himself. In no event shall any person who is or shall have been a member of the Board of Directors, or an officer or employee of the Corporation be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

         19. CHANGES IN CAPITAL STRUCTURE. In the event that a dividend shall be declared upon the Shares payable in Shares, the number of shares then subject to any option outstanding under the Plan and the number of Shares reserved for the grant of options pursuant to the Plan but not yet subject to option shall be adjusted by adding to each such Share the number of Shares which would be distributable in respect thereof if such Shares had been outstanding on the date fixed for determining the shareholders of the Corporation entitled to receive such Share dividend. In the event that the outstanding Shares shall be changed into or exchanged for a different number of Shares or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, split-up, combination of shares, merger, or consolidation, then there shall be substituted for each Share subject to any such option and for each Share reserved for the grant of options pursuant to the Plan but not yet subject to option the number and kind of Shares or other securities into which each outstanding Share shall have been so changed or for which each such share shall have been exchanged. In the event there shall be any change, other than as specified above in this paragraph, in the number or kind of outstanding Shares or of any shares or other securities into which such Shares shall have been changed or for which they shall have been exchanged, then if the Board of Directors shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of Shares theretofore reserved for the grant of options pursuant to the Plan but not yet subject to option and of the Shares then subject to an option or options. such adjustments shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan and of each option outstanding thereunder. In the case of any such substitution or adjustment as provided for in this paragraph, the aggregate option exercise price set forth for all outstanding options for all Shares covered thereby prior to such substitution or adjustment will be the option exercise price for all shares or other securities which shall have been adjusted pursuant to this paragraph. No adjustment or substitution provided for in this paragraph shall require the Corporation to sell a fractional Share, and the total substitution or adjustment with







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respect to each outstanding option shall be limited accordingly. Upon any adjustment made pursuant to this paragraph, the Corporation will, upon request, deliver to the optionee or to his successors a certificate setting forth the option price thereafter in effect and the number and kind of shares or other securities thereafter purchasable on the exercise of the option.

         20. NOTICES. All notices under the Plan shall be in writing, and if to the Corporation, shall be delivered. to the Treasurer of the Corporation or mailed to its principal office, addressed to the attention of the Treasurer; and if to the optionee, shall be delivered personally or mailed to the optionee at the address appearing in the payroll records of the Corporation. Such addresses may be changed at any time by written notice to the other party.

         21. CORPORATION'S OPTION. As of the date of the adoption of the Plan, the Corporation intends to commence an initial public offering of shares of its Common Stock. Until such time as such offering is completed, the Corporation shall have the right to purchase from any optionee (or his or her successor, assignee or transferee) shares of common stock issued upon the exercise of options granted hereunder for a price per share equal to the exercise price per share paid for such shares.




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